UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2007

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2007, upon the recommendation of the Nominating and Corporate and Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Cognizant Technology Solutions Corporation (the “Company”), the Board appointed John Fox to the Board as a Class III Director to fill an existing vacancy. Mr. Fox will serve until the Annual Meeting of Stockholders of the Company to be held in 2009.

Mr. Fox, age 65, formerly served as Vice Chairman of Deloitte & Touche LLP and Global Director, Strategic Clients for Deloitte Consulting, from 1998 until 2003. Mr. Fox held various other positions with Deloitte Consulting from 1968 to 2003, and in addition to his responsibilities as Vice Chairman and Global Director, he also served on Deloitte Touche Tohmatsu’s board of directors and was a member of the Governance (Executive) Committee from 1998 to 2003. Mr. Fox currently serves as a Trustee for Wabash College and Steppenwolf Theatre Company and is a member of the board of directors of VASCO Data Security International, Inc. as well as various non-profit entities. Mr. Fox received his B.A. degree from Wabash College and his MBA from the University of Michigan.

The Board determined that Mr. Fox has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of NASDAQ or the Securities and Exchange Commission. Neither Mr. Fox nor any member of his immediate family has engaged, directly or indirectly, in any transaction, or series of similar transactions, with the Company or any of its subsidiaries since January 1, 2006 in which the amount involved exceeds $60,000. In addition, Mr. Fox does not have any family relationship with any executive officer or director of the Company.

Mr. Fox shall receive compensation for serving on the Board pursuant to the Board compensation plan that was previously disclosed in the Company’s filings with the SEC. Pursuant to such compensation plan, on December 6, 2007 (the “Grant Date”), the Company granted Mr. Fox nonqualified stock options to purchase 25,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”), pursuant to the grant provisions of the Cognizant Technology Solutions Corporation Amended and Restated 1999 Incentive Compensation Plan (as amended and restated through the date of grant) (the “1999 Plan”), at an exercise price equal to the fair market value of the underlying Common Stock on the Grant Date. Fifty percent (50%) of such options will vest one (1) year from the Grant Date, and the remaining fifty percent (50%) of such options will vest two (2) years from the Grant Date. Such option grant has a term of 10 years.

On December 6, 2007, the Company issued a press release announcing the appointment of Mr. Fox to serve as a director of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Awards of Performance Unit Grants to Certain Named Executives

On December 6, 2007, the independent members of the Board, after thorough evaluation, granted the following awards of Performance Units to certain named executive officers of the Company set forth below pursuant to the 1999 Plan. The independent members of the Board believe that the following equity awards are competitive with the Company’s peer group, improve employee retention and align the goals of management with those of the Company’s stockholders. The shares of Common Stock under the Performance Units vest upon the achievement of certain performance milestones set forth below.

Name	Number of Performance Units

Francisco D’Souza, President and Chief Executive Officer	77,093

Gordon J. Coburn, Chief Financial and Operating Officer and Treasurer	55,066

Rajeev Mehta, Chief Operating Officer, Global Client Services	44,053

Ramakrishnan Chandrasekaran, President and Managing Director, Global Delivery	35,242

Measurement Date	Number of Shares	Calendar Year Annual Net Sales Growth (%)
December 31, 2008	150% of 1/3 Grant	50%
	100% of 1/3 Grant	42.5%
	50% of 1/3 Grant	35%
	0	less than 35%

December 31, 2009	150% of 1/3 Grant	47.5%
	100% of 1/3 Grant	37.5%
	50% of 1/3 Grant	27.5%
	0	less than 27.5%

December 31, 2010	150% of 1/3 Grant	45%
	100% of 1/3 Grant	32.5%
	50% of 1/3 Grant	20%
	0	less than 20%

Such equity awards were granted pursuant to the Company’s 1999 Plan. The foregoing table sets forth the number of shares of Common Stock under the Performance Units that will vest if (i) the Committee (as such term is defined in the 1999 Plan) determines that the annual net sales growth for the calendar year ending coincident with the relevant measurement date meets or exceeds the applicable targets for such year and (ii) the participant remains employed by or continues to serve the Company, or any subsidiary thereof, as an employee, non-employee director, independent contractor or otherwise on December 31, 2010. The number of shares of Common Stock that will vest for performance between the applicable threshold targets will be determined using straight-line interpolation, rounded down to the preceding whole number. The number of shares underlying the Performance Units were calculated using the closing price of the Common Stock on December 5, 2007, equal to $31.78 per share.

Item 8.01.	Other Events.

Increase to Stock Repurchase Program

On December 6, 2007, the Company also announced that its Board of Directors authorized a $100 million increase in the aggregate value of shares that the Company may repurchase pursuant to its previously implemented $100 million stock repurchase program. Repurchases under the program may continue to be made through open market purchases or private transactions, in accordance with applicable federal securities laws, including Rule 10b-18. The timing of any repurchases and the exact number of shares of common stock to be purchased will be determined by the Company’s management, in its discretion, and will depend upon market conditions and other factors. The Company anticipates that the $100 million increase in the stock repurchase program will be funded using its cash on hand and cash generated from operations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Performance Unit Award Agreement for grants to certain executive officers.

99.1	Press Release of Cognizant Technology Solutions Corporation, dated December 6, 2007, announcing the appointment of John Fox to serve as a director.

99.2	Press Release of Cognizant Technology Solutions Corporation, dated December 6, 2007, announcing the $100 million increase in the Company’s stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Senior Vice President, General Counsel and Secretary

Date: December 6, 2007